UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     September 28, 2013

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 2.02                      Results of Operations and Financial Condition.

On September 28, 2013, through our wholly-owned subsidiary Asia Magnesium Corporation Limited  (“Asia Magnesium”) and Beauty East International, Ltd., ("Beauty East"), CD International Enterprises, Inc. ("CD International") sold its 100% interest in Shanxi Gu County Golden Magnesium., Co. Ltd., a PRC company (“Golden Mag”) pursuant to the terms of two Equity Transfer Agreements, including a 52% Equity Transfer Agreement by and among Asia Magnesium and Tianjin Zhengtai Xinyuan Trading Co., Ltd. ("Tianjin Trading") and a 48% Equity Transfer Agreement by and among Beauty East and Tianjin Trading.

Under the terms of the Equity Transfer Agreements, Tianjin Trading, an unrelated third party, purchased 100% of CD International's interest in Golden Mag for an aggregate purchase price of RMB 14,000,000 (approximately $2,281,468). Of this amount, Asia Magnesium will receive RMB 7,280,000 (approximately $1,186,363), Beauty East will receive RMB 6,720,000 (approximately $1,095,105), each payable in three installments over one year commencing with seven days after we demonstrate legal proof and certification of Golden Mag.  If the transfer of these interests is not completed within 60 days, the purchaser has the right to terminate the agreement and we are required to refund any portion of the purchase price which has been tendered.

Golden Mag owns and operates a magnesium facility capable of producing 12,000 metric tons of pure magnesium per year located on approximately 1.1 million square feet of land located in Yueyang, of Gu County, in the Shanxi Province, China. Golden Mag’s assets represent approximatley 16% of our total assets.  We originally purchased a 52% ownership interest in Golden Mag in July 2007 from an unrelated third party for $3.38 million.  The minority interest in Golden Mag was owned by Beauty East.  In May 2011, we acquired Beauty East from Mr. Kong Tung, a member of our board of directors, and Mr. Hui Dong, his son, in exchange for 4,879,280 shares of our common stock valued at approximately $6.1 million.  Mr. Tung remained as president of Golden Mag.

We expect to record a loss on the disposition of Golden Mag of approximately $11.8 million during the fourth quarter of fiscal 2013.

The terms of the Equity Transfer Agreements described above are qualified in their entirety by reference to the agreements which are filed as Exhibit 10.1 and 10.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1
English translation of Shanxi Gu County Golden Magnesium., Co. Ltd., Equity Transfer Agreement, dated September 28, 2013, between Asia Magnesium Corporation Limited and Tianjin Zhengtai Xinyuan Trading Co., Ltd.

10.2
English translation of Shanxi Gu County Golden Magnesium., Co. Ltd., Equity Transfer Agreement, dated September 28, 2013, between Beauty East International, Ltd., and Tianjin Zhengtai Xinyuan Trading Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: October 4, 2013	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, Chief Executive Officer